                                            NATIONAL GRID USA COMPANIES'

                                       EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                                                                          Executed December 4, 1978
                                                                                           Amended November 5, 1979
                                                                                                   October 12, 1982
                                                                                                     March 14, 1983
                                                                                                      June 21, 1984
                                                                                                      July 31, 1984
                                                                                                      July 23, 1986
                                                                                                      April 1, 1991
                                                                                                    January 1, 1995
                                                                                                   October 25, 1995
                                                                                                                           May 20, 1996
                                                                                                                      December 11, 1998
                                                                                                 Revised and Restated December 21, 2001

                                                           TABLE OF CONTENTS

                                                     NATIONAL GRID USA COMPANIES'
                                       Executive Supplemental Retirement Plan

I.       Introduction
         1.01     Name:  The Supplemental Plan shall be known as the National Grid USA Companies' Executive Supplemental Retirement
                  Plan (Supplemental Plan)
         1.02     Purpose:  The purpose of the Supplemental Plan is to provide deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act.  The
                  purpose of this revision and restatement is to provide benefits for additional highly compensated executives and to facilitate future corporate restructuring.
         1.03     Objective:  The Objective of the Supplemental Plan is to increase the overall effectiveness of the executive compensation program in order to help attract, retain and motivate qualified management personnel and to provide retirement benefits related to total compensation.
         1.04     Qualification and Effect.  The Supplement Plan amends, restates renames and constitutes a continuation of the New
                  England Electric Companies' Executive Supplemental Retirement Plan as originally effective December 4, 1978, and as amended from time to time thereafter.  The Supplemental Plan is effective as of the date of the consummation of the merger of New England Electric System and National Grid Group, plc.

II.      Definitions
         When used in the Supplemental Plan, the following words will have the meanings indicated below:
         2.01     Actuarial Value will be determined using (1) the most recent interest rate used by the actuary  for the Qualified
                  Plan in determining the annual SFAS 87 expense for the Qualified Plan; and (2) the 83GATT Mortality Table.
         2.02     Benefits Appeal Committee means the Benefits Appeal Committee established in accordance with the Qualified Plan.
         2.03     Benefits Committee means the Benefits Committee established in accordance with the Qualified Plan.
         2.04     Board means the Board of Directors of National Grid Group plc.
         2.05     Change in Control occurs when the conditions set forth in any of the following sections shall have been satisfied:
                (a)        any person or persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and Corporation Taxes Act 1988) of National Grid Group plc as a result of making a general offer to acquire shares in National Grid Group plc, or having obtained Control, makes such an offer; or
                (b)        the consummation of the sale or disposition by National Grid Group plc of all or substantially all of the assets of National Grid USA to a non-affiliated entity; or
                  (c)      the complete liquidation, dissolution or winding up of National Grid Group plc and/or of National Grid USA.
                A Change in Control shall not be deemed to have occurred if the events referred to above are part of an arrangement
                ("a Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid Group plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.
         2.06     CEO means the Chief Executive Officer of National Grid USA.
         2.07     Code means the Internal Revenue Code of 1986, as amended from time to time.
         2.08     Company means the participating employer in the Qualified Plan  by whom the Participant is employed on the date on which he or she has a Termination of Employment.
         2.09     Early Retirement Date shall have the meaning provided in the Qualified Plan.
         2.10     Final Average Total Compensation means the highest average of the Participant's twelve-month Total Compensation during any consecutive sixty-month period of employment (or during total employment if less than sixty months)
                  within the last one hundred twenty (120) months of employment ending with the last day of the month next preceding a given date of determination.
         2.11     Incentive Compensation shall have the meaning provided in the Incentive Compensation Plan.
         2.12     Incentive Compensation Plan means the National Grid USA Companies' Incentive Compensation Plan as amended from time to time.
         2.13     Incentive Share Awards shall mean annual incentive share awards under the National Grid USA Companies' Incentive
                  Share Plan, as amended from time to time.
         2.14     Level A Participant means
                  a.       The Chairman and/or CEO,
                  b.       Any person participating in the Supplemental Plan as of October 25, 1995, and
                  c.       Any other ICP I person designated by the CEO.
         2.15     Level B Participant means an ICP I Participant in  the Incentive Compensation Plan who is not a Level A Participant.
         2.16     Level C Participant means an ICP II Participant in the Incentive Compensation Plan whose permissible earnings under the Qualified Plan exceed the amount permitted under Section 4.01 (a) (17) of the Code.
         2.17     Level D Participant mean an individual listed in Appendix A, a copy of which is attached hereto and incorporated by reference as if fully set forth herein.
         2.18     Level E Participant means any Participant who is specially designated such by the CEO notwithstanding the fact that he/she would otherwise have qualified as a Level A, B or C Participant.
         2.19     A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following sections shall have been satisfied:
                  (a)    any person becomes bound or entitled to acquire shares in National Grid Group plc under Sections 428 to 430F of the United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the
                         United Kingdom's Companies Act 1985 is proposed for National Grid Group plc, or
                  (b)    National Grid Group plc's shareholders approve the sale or disposition of all or substantially all of the assets of National Grid USA to a non-affiliated entity, or
                  (c)    National Grid Group plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Group plc and/or National Grid USA or
                  (d)    The shareholders of National Grid Group plc, approve an event the consummation of which would result in the occurrence of a Change in Control, or
                  (e)    The Board adopts a resolution that, for purposes of the Incentive Compensation Plan, a Major Transaction has
                         occurred.
                  A Major Transaction shall not be deemed to have occurred if the events referred to above are part of an arrangement
                  ("a Reorganisation") which will mean that National Grid Group plc and/or National Grid USA will be under the Control of another company or the business of National Grid Group plc is carried on by another company, and the persons who owned the shares in National Grid Group plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.
         2.20     National Grid USA means National Grid USA, a wholly owned subsidiary of National Grid Group plc and the successor of the New England Electric System companies.
         2.21     Participant means a Level A Participant, a Level B Participant, a Level C Participant, a Level D Participant, or a
                  Level E Participant.
         2.22     Qualified Compensation means compensation utilized in the calculation of the Participant's Qualified Plan benefit, without regard to any reduction required by Section 4.01(a)(17) of the Code; provided, however, Qualified
                  Compensation shall include additional earnings received by a Participant from any entity as specifically authorized by the CEO.
         2.23     Qualified Plan means National Grid USA Companies' Final Average Pay Pension Plan, as amended from time to time.
         2.24     Qualified Plan Benefit means the annual benefit payable at Retirement on a straight life annuity basis under the terms of the Qualified Plan without regard to any qualified domestic relations order that would otherwise affect the amount of said benefit.
         2.25     Retirement means the date on which retirement benefits under the Qualified Plan commence.
         2.26     Retirement Income means the monthly benefit for which a Participant is eligible under the Supplemental Plan.
         2.27     Spouse shall have the meaning provided in the Qualified Plan.
         2.28     Termination of Employment means the date on which a Participant is no longer employed by a National Grid USA (or a predecessor) subsidiary or affiliate.
         2.29     Total Compensation means Qualified Compensation, except that for Level A and B Participants Incentive Compensation and Incentive Share Awards shall be included in the same twelve-month period for which they are awarded, along with any compensation or share awards deferred during the same twelve-month period under the terms of the National Grid
                  USA Companies Deferred Compensation Plan (Deferred Compensation Plan), as amended from time to time during the same twelve-month period to the extent not included in Qualified Compensation.
         2.30     Years of Service shall have the meaning provided in the Qualified Plan; provided, however, Years of Service shall also include any additional service credit specifically authorized for a Participant by the CEO.

III.     Plan Benefits
         3.01     Retirement Benefit. A retirement benefit shall be payable as follows:
         (a)      Level A and Level B Participants shall be entitled to receive from the Company for retirements on or after April 1,
                  1991, an annual retirement benefit equal to (i) plus (ii) plus (iii) plus (iv) plus (v) less (vi) less (vii) below:
                  (i)      1.5% of Final Average Total Compensation for each Year of Service up to 10 years;
                  (ii)     1.3% of Final Average Total Compensation for each Year of Service from 11 to 20 years;
                  (iii)    1.25% of Final Average Total Compensation for each Year of Service from 21 to 30 years;
                  (iv)     0.6% of Final Average Total Compensation for each Year of Service over 30 years;
                  (v)      0.57% (0.7% for Retirements on or after April 1, 2001) of Final Average Total Compensation in excess of the
                           Average Social Security Wage Base for each Year of Service, up to 35 years;
                  (vi)     any benefit payable on a straight life annuity basis which was accrued, under a plan maintained by an employer other than a National Grid USA Company, for service granted pursuant to the additional service credits provision of the Qualified Plan; and
                  (vii)    the Qualified Plan Benefit.
         (b)      A Level C Participant shall be entitled to receive from the Company an annual retirement benefit equal to the
                  Participant's Qualified Plan Benefit determined using Qualified Compensation less the Qualified Plan Benefit.
         (c)      A Level D Participant shall be entitled to the benefit determined by the Company at the time of his or her
                  Retirement and which commenced upon the Participant's Retirement.
         (d)      A Level E Participant shall be entitled to the benefit determined in accordance with the methodology specifically authorized by the CEO.
All of the above amounts are to be determined at the Participant's Termination of Employment.
         3.02     Form of Payment. Retirement Income shall be payable in the normal form as follows:
         (a)      If a Participant has a Spouse, the normal form of payment shall be a contingent annuitant option with the Spouse, as contingent annuitant, entitled to receive 50% of the Participant's reduced amount of Retirement Income.
         (b)      If a Participant does not have a Spouse, the normal form of payment shall be a straight life annuity with no amount of Retirement Income payable after the former Participant's death.
                  If a Participant elects an optional form of payment under the Qualified Plan, the same option and actuarial equivalent factors shall apply to Retirement Income payable under the Supplemental Plan; provided, however, to the extent the form of benefit was dictated by the terms of a qualified domestic relations order, the form may be that which would have applied (or any form that could have been elected) in the absence of said order, except to the extent of a court approved domestic relations order assigning benefits payable under the Supplemental Plan.  In calculating the benefit payable under any option, the same actuarial equivalent factors in the Qualified Plan shall be used in the Supplemental Plan, except that, for Level A Participants, no reduction factors for retirement prior to age 65 shall be applied against the Participant's Retirement Income.
         3.03     Spouse's Death Benefit. The Spouse of a Participant vested under the Qualified Plan who has not had a Termination of Employment is entitled to a pre-retirement spouse benefit, if the Participant dies before payment of benefits commence.
         The Spouse will be entitled to receive an annual benefit determined as follows:
         (a)      as if the Participant had retired and elected Retirement Income payments to begin on the first day of the month next following the later of the date of death or Participant's fifty-fifth birthday, and
         (b)      the Retirement Income was payable in the form of a contingent annuitant option with the Spouse, as contingent annuitant, entitled to receive 50% (100% if the Participant died after his or her 55th birthday and while an active employee) of the Participant's amount of Retirement Income subject to reduction for benefits payable hereunder under a domestic relations order.

IV.      Timing of Payments
         4.01     A Participant shall be eligible for benefits under the Supplemental Plan when and if he or she is eligible for benefits under the Qualified Plan, except as provided herein.  Benefits shall commence on the date on which the Participant or the
Spouse first receives benefits under the Qualified Plan.

V.       Lump Sum Payments
         5.01     Dissolution.  In the event of the dissolution, liquidation, or winding up of the business of the Company or
National Grid USA, whether voluntary or involuntary, the Participant shall receive, at the time of such event, a lump sum payment equal to the full amount of the current Actuarial Value of the Participant's benefits under the Supplemental Plan, unless National
Grid USA or National Grid Group plc, as applicable, or their successors, have assumed all the rights, duties, and obligations of the
Company or National Grid USA hereunder.
         5.02     Change in Control.  At any time following March 22, 2000 or at any time following a Change in Control or Major
Transaction, any Participant who participated in the Supplemental Plan as of March 22, 2000 or as of the date of said Change in
Control or Major Transaction, whichever is applicable, and who has had a Termination of Employment, whether the Termination of
Employment occurred before or after March 22, 2000 or the Change in Control or Major Transaction, whichever is applicable, may elect to receive, in lieu of any future benefits hereunder, a lump sum payment equal to the Actuarial Value of the maximum value of said future benefits, less 10%.  Said lump sum payment shall be paid to the Participant no later than 30 days after the receipt by the
Company of the Participant's election and any other applicable forms.
         5.03     Failure of Payment.  Notwithstanding any other provision of the Supplemental Plan-, if (i) the Company shall fail to make any payment to any Participant when due under the Supplemental Plan or (ii) the  Company shall fail to make any payment to any Participant due under  the Incentive Compensation Plan, National Grid USA Companies' Deferred Compensation Plan, or National Grid
USA's Companies' Retirement Supplement Plan, the full amount of the current Actuarial Value of a Participant's benefits under the
Supplemental Plan shall be payable immediately as a lump sum.  If the Company shall fail to make a payment as provided in (i) or (ii)
due to inadvertence or a good faith delay to permit processing and shall immediately upon discovery of such failure or delay make such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment.  If the Company shall, in good faith, contest a claim by a Participant under this Supplemental Plan or any of the other above-listed plans, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment.
         If the Company does not make the aforesaid lump sum payments, National Grid USA will make the payment for the account of the
Company, if National Grid USA fails to make the payment, National Grid Group plc will make the payment.

VI.      Vesting and Forfeiture of Benefits
         6.01     Except as provided below, a Participant's accrued benefit shall be 100% vested after five Years of Service.
                  A Level A Participant will forfeit his or her benefits under the Supplemental Plan if before the earlier of age 65 or five years following Termination of Employment he or she, on behalf of him or herself or on behalf of any other person, partnership, company or corporation, as a shareholder, officer, director, partner, agent, consultant or otherwise, in any manner, directly or indirectly, engages in or acquires any financial or beneficial interest in (except as provided in the next sentence), or provides consulting services to, is employed by, or owns, manages, operates or controls any business, agency, or authority which is in the same field as, regulates, or competes with a business engaged in by National Grid USA or its subsidiaries, its parent or any of their affiliates or subsidiaries in any state in the United States.  Notwithstanding the preceding sentence, a Level A Participant shall not be prohibited from owning less than five percent (5%) of any publicly traded company.  Violation of this provision will result in termination of payments, and any obligations to make future payments to the Participant and the Participant's Spouse.
         Notwithstanding any other provision of this Supplemental Plan, Section 6.01 shall not apply to any Participant who terminated employment with the Company on or before May 3, 1999.

VII.     Administration and Claims
         7.01     Duties.  The Benefits Committee shall have for the Supplemental Plan the same duties as for the Qualified Plan, except as specifically provided herein.  The Benefits Appeal Committee for the Qualified Plan shall have for the Supplemental Plan the same duties relative to denied claims as for the Qualified Plan, except as may be specifically provided herein.
         7.02     Plan Interpretation.  Any interpretation of the Supplemental Plan or other determination with respect to the
Supplemental Plan by the Benefits Committee will be final and conclusive on all persons in the absence or clear and convincing evidence that the Benefits Committee acted arbitrarily and capriciously.

VIII.    Liability for Acts
         8.01     No member of the Benefits Committee or Benefits Appeal Committee, the CEO, officer or member of the Board or Board of Directors of National Grid USA, nor any Company or its employees shall be personally liable for any error of omission or commission unless such error results from such individual's own gross negligence, willful misconduct, or lack of good faith; nor shall said individuals be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other individual.

IX.      Indemnity
         9.01     The CEO; any other employee of a Company who has assisted the Benefits Committee, the Benefits Appeal Committee or a
Company in administering the Supplemental Plan; the members and officers of the Benefits Committee, the Benefits Appeal Committee,
the Board, and National Grid USA's Board of Directors shall be insured and indemnified by the Companies jointly and severally, against any and all liabilities, damages, costs and expenses (including attorney's fees) occasioned by any act or omission to act in connection with the Supplemental Plan, as long as such acts or omission to act are in good faith.

X.       Effectuation of Interest
         10.01    In the event it should become impossible for the Company, the Benefits Committee, the Benefits Appeal Committee,
the CEO or National Grid USA,  to perform any act required by the Supplemental Plan, the Company, the Benefits Committee, the
Benefit's Appeal Committee, the CEO or National Grid USA may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Supplemental Plan.
XI.      Government Regulations
         11.01    It is intended that the Supplemental Plan will comply with all applicable laws and governmental regulations, and neither the Company nor National Grid USA shall be obligated to perform an obligation hereunder in any case where, in the opinion of the Company's counsel, such performance would result in violation of any law or regulation.

XII.     Nonassignment
         12.01    To the fullest extent permitted by law, no benefit under the Supplemental Plan, nor any other interest hereunder of any Participant, Spouse, or contingent annuitant, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, except to the extent of a court ordered domestic relations assignment.

XIII.    Provisions of Benefits
         13.01    The Supplemental Plan will be unfunded.  Benefits will be paid from the operating revenues of the Company.  The
Company shall not be required to set aside or segregate any assets of any kind to meet any obligations under the Supplemental Plan.
A Participant's rights to benefits under the Supplemental Plan shall be those of an unsecured, general creditor of the Company.

XIV.     Amendment or Discontinuance
         14.01    The CEO may amend or discontinue the Supplemental Plan at any time; provided, no modification shall reduce a benefit which, at the time of such amendment or discontinuance a Participant would be eligible to receive upon Retirement under the
Supplemental Plan; and provided further, no amendment or discontinuance in any manner adverse to a Participant with respect to benefit formula or optional form of payment may be made (1) to the Plan as it existed on March 22, 2000 for the three year period ending on March 22, 2003 and (2) for three years following a Change in Control or Major Transaction.

XV.      General Provisions
         15.01    No Implied Rights.  Neither the Supplemental Plan nor the making of payments or purchases of insurance by the
Company shall be construed to create any obligation upon the Company to continue the Supplemental Plan or to continue purchases of insurance or to give any present or future employee any right to continued employment.
         15.02    Copy of Plan.  An executed copy of the Supplemental Plan shall be available for inspection by a Participant or other persons entitled to benefits under the Supplemental Plan at reasonable times, by request through the Benefits Committee.
         15.03    Headings.  The headings of articles and sections of the Supplemental Plan are for convenience of reference only.
         15.04    Gender and Number.  Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein", "hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.
         15.05    Separability.  If any term or provision of the Supplemental Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Supplemental Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of the Supplemental Plan shall be valid and enforced to the fullest extent permitted by law.
         15.06    Governing Law.  Except as otherwise required by law, the Supplemental Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.
         15.07    Effective Date.  This amendment and restatement shall be effective as of April 1, 2000.

This Supplemental Plan is hereby amended and adopted acknowledging that such amendment and restatement took effect as of April 1,
2000.

                                            _________________________________
                                            Chief Executive Officer National Grid USA
                                            Date____________________

                                                              APPENDIX A

         The following are Level D Participant's as described in Section 2.17 of the Supplemental Plan.

                                            John C. Amoroso
                                            Francis X. Beirne
                                            Robert E. Charpentier
                                            Raymond D. Dunlap
                                            Andrea E. Foley-Stapleford
                                            Richard W. Frost
                                            Donald F. Goodwin
                                            Robert Hawkins
                                            Charles E. Lutton
                                            John L. Palmer
                                            David A. Riley
                                            Dennis E. Snay
                                            Harry E. Stapleford
                                            Edward Wingfield
                                            Robert K. Wulff